EXHIBIT 21.1

                                 SUBSIDIARIES

                                          Jurisdiction of incorporation
Subsidiary(1)                             or organization
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ROV Holding, Inc.(2)                      Delaware
Ray-O-Vac Europe BV                       Holland
Rayovac Far East Limited                  Hong Kong
Rayovac Canada Inc.                       Canada
Rayovac Europe Limited                    United Kingdom
Rayovac (UK) Limited                      United Kingdom
Wrenford Insurance Company Limited        Bermuda
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(1) Each subsidiary identified below is wholly owned, directly or indirectly, by ROV Holding, Inc., with the exceptions of ROV Holding, Inc., which is wholly owned by Rayovac Corporation, and Wrenford Insurance Company Limited, thirty-three percent of which is owned by Rayovac Corporation and 67% of which is owned by persons not affiliated with Rayovac Corporation.

(2) ROV Holding, Inc. is a Guarantor (as defined in the Prospectus).